EXHIBIT 99.1

American River Bankshares Reports Third Quarter 2009 Financial Results

Sacramento, CA, October 22, 2009 – American River Bankshares (NASDAQ-GS: AMRB) today reported net income of $827,000 or $0.14 per diluted share for the third quarter of 2009, compared to $1,931,000 or $0.33 per diluted share for the third quarter of 2008. For the nine months ended September 30, 2009, net income was $1,406,000 or $0.24 per diluted share, compared to $5,745,000 or $0.98 per diluted share for the nine months ended September 30, 2008. The per-share operating results have been adjusted for a 5% stock dividend distributed in December 2008.

Net Interest Margin
The Company’s net interest margin was 4.91% for the third quarter of 2009, compared to 5.14% for the third quarter of 2008. For the nine months ended September 30, 2009, the net interest margin was 4.96%, compared 5.02% for nine months ended September 30, 2008.

Net interest income for the third quarter of 2009 decreased $814,000 (12.1%) to $5,928,000 from $6,742,000 for the third quarter of 2008 and for the nine months ended September 30, 2009 decreased $1,194,000 (6.1%) to $18,285,000 from $19,479,000 for the nine months ended September 30, 2008. Interest income for the third quarter of 2009 decreased $1,441,000 (16.7%) to $7,163,000 from $8,604,000 for the third quarter of 2008 and for the nine months ended September 30, 2009 decreased $3,199,000 (12.6%) to $22,235,000 from $25,434,000 for the nine months ended September 30, 2008. Interest expense for the third quarter of 2009 decreased $627,000 (33.7%) to $1,235,000 from $1,862,000 for the third quarter of 2008 and for the nine months ended September 30, 2009 decreased $2,005,000 (33.7%) to $3,950,000 from $5,955,000 for the nine months ended September 30, 2008.

The average yield on earning assets declined from 6.54% in the third quarter of 2008 to 5.92% for the third quarter of 2009 and declined from 6.54% for the nine months ended September 30, 2008 to 6.01% for the nine months ended September 30, 2009. Much of the decline in yields can be attributed to the overall lower interest rate environment in response to the Federal Open Market Committee’s (the “FOMC”) decreases in the Federal funds rate. Since September of 2007, the “Prime” rate has decreased ten times for a total of 500 basis points resulting in a steady decline in short-term interest rates. In addition, the yields are also impacted from foregone interest income on nonaccrual loans. During the third quarter of 2009 foregone interest income on nonaccrual loans was approximately $373,000, compared to a recovery of $84,000 during the third quarter of 2008. Foregone interest income on nonaccrual loans for the nine months ended September 30, 2009 was approximately $904,000, compared to $513,000 for the nine months ended September 30, 2008.

The average balance of earning assets decreased 8.4% from $528,981,000 in the third quarter of 2008 to $484,680,000 in the third quarter of 2009 and decreased 4.8% from $525,033,000 for the nine months ended September 30, 2008 to $499,759,000 for the nine months ended September 30, 2009. The overall decrease in the average assets balance during the three and nine-month periods is mainly related to a decrease in securities balances. During the nine-month period the Company experienced a decrease in average deposits from $452,491,000 during the nine-month period in 2008 to $444,090,000, during the nine-month period in 2009. The proceeds from principal reductions, sales, and maturing investment securities were used to offset the decrease in deposits and to increase noninterest-bearing cash balances.

The increase in cash balances was used to bolster liquidity during an unsettling time in the banking environment. As deposit balances began to increase, as was the case in the third quarter of 2009, the Company began to use these proceeds to reduce the amount of other borrowings. Average deposits increased from $450,242,000 during the third quarter of 2008 to $456,963,000 during the third quarter of 2009, while average borrowings dropped from $64,423,000 to $35,543,000 during that same time period.

Page 4 of Page 13

When compared to the third quarter of 2008, average loan balances were down $14,753,000 (3.6%) to $399,739,000 for the third quarter of 2009 and when compared to the first nine months of 2008, average loan balances were up $1,702,000 (0.4%) for the nine months ended September 30, 2009 while average investment securities were down $24,863,000 (22.8%) to $84,339,000 for the third quarter of 2009 and down $23,464,000 (21.0%) for the nine months ended September 30, 2009. Overall, the yield on loans during the third quarter of 2009 was 6.25% as compared to 6.99% for the third quarter of 2008 and 6.33% for the nine months ended September 30, 2009 compared to 7.03% for the nine months ended September 30, 2008, reflective of the declining rate environment and the higher amount of foregone interest.

The average cost of funds decreased from 1.91% in the third quarter of 2008 to 1.31% for the third quarter of 2009. The average balance of interest bearing liabilities decreased 3.6% from $388,760,000 in the third quarter of 2008 to $374,912,000 in the third quarter of 2009. This decrease resulted primarily from the decrease in average borrowings. For the nine months ended September 30, 2009, the average cost of funds decreased 70 basis points to 1.38%, down from 2.08% reported for the nine months ended September 30, 2008. The average balance of interest bearing liabilities increased 0.3% from $382,637,000 for the nine months ended September 30, 2008 to $383,967,000 for the nine months ended September 30, 2009.

Loan Growth and Asset Quality
Net loans outstanding as of September 30, 2009 decreased $33,595,000 (8.0%) to $387,316,000 from $420,911,000 as of September 30, 2008 and decreased $25,040,000 (6.1%) from $412,356,000 as of December 31, 2008. Net loan balances as of September 30, 2009 decreased $10,875,000 (2.7%) from the balances as of June 30, 2009. Average loan balances decreased $14,753,000 (3.6%) from $414,492,000 during the third quarter of 2008 to $399,739,000 during the third quarter of 2009. Average loan balances increased during the nine-month period ended September 30, 2009 compared to the nine-month period ended September 30, 2009 from $407,723,000 to $409,425,000. Real estate loans outstanding decreased $11,870,000 (3.9%) to $289,856,000 as of September 30, 2009 from $301,726,000 as of September 30, 2008, and decreased $11,078,000 (3.7%) from $300,934,000 as of December 31, 2008, and decreased $7,167,000 (2.4%) from June 30, 2009. Commercial loans decreased $21,556,000 (21.4%) to $79,332,000 as of September 30, 2009 from $100,888,000 as of September 30, 2008, decreased $11,293,000 (12.5%) from $90,625,000 as of December 31, 2008, and decreased $3,467,000 (4.2%) from June 30, 2009.

The loan portfolio at September 30, 2009 included: real estate loans of $289,856,000 (73% of the portfolio), commercial loans of $79,332,000 (20% of the portfolio) and other loans, which consist mainly of leases and consumer loans of $26,342,000 (7% of the portfolio). The real estate loan portfolio at September 30, 2009 includes: owner-occupied commercial real estate loans of $119,564,000 (41% of the real estate portfolio), investor commercial real estate of $102,094,000 (35% of the real estate portfolio), construction and land development of $32,874,000 (12% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $35,324,000 (12% of the real estate portfolio).

At September 30, 2009, the allowance for loan and lease losses was $7,572,000 (1.92% of total loans and leases) compared with $6,183,000 (1.45% of total loans and leases) at September 30, 2008, $5,918,000 (1.41% of total loans and leases) at December 31, 2008, and $7,758,000 (1.91% of total loans and leases) at June 30, 2009. The provision for loan and lease losses was $1,001,000 for the third quarter of 2009, compared to $381,000 for the third quarter of 2008 and for the nine months ended September 30, 2009, the provision was $6,030,000 compared to $908,000 for the nine months ended September 30, 2008. Net chargeoffs for the third quarter of 2009 were $1,187,000 compared to $309,000 for the third quarter of 2008 and for the nine months ended September 30, 2009, net chargeoffs were $4,376,000 compared to $608,000 for the nine months ended September 30, 2008.

Non-performing loans and leases as of September 30, 2009 were $18,023,000 or 4.56% of total loans and leases compared to $8,402,000 or 1.97% one year ago and $6,241,000 or 1.49% as of December 31, 2008. Loans and leases past due 30 to 89 days were $11,084,000 at September 30, 2009 compared to $10,135,000 at September 30, 2008, $7,812,000 at December 31, 2008, and $8,251,000 at June 30, 2009.

Page 5 of Page 13

Non-performing assets were $21,507,000 at September 30, 2009, down $2,786,000 (11.5%) when compared to $24,293,000 at June 30, 2009. Non-performing assets were $14,625,000 at September 30, 2008 and $8,399,000 at December 31, 2008. Non-performing assets to total assets as of September 30, 2009 were 3.80% compared to 1.58% one year ago, 1.49% as of December 31, 2008, and 4.40% as of June 30, 2009. Non-performing assets consist of the following as of September 30, 2009.

Non-performing assets	Balance

Non-performing loans that are current to terms* (five loans or leases)	$2,413,000
Non-performing loans that are past due (29 loans or leases)	15,610,000
Other real estate owned (net) (fifteen properties)	3,484,000

$21,507,000

* loans that are current (less than 30 days past due) pursuant to original or modified terms

The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. At September 30, 2009, specific reserves of $592,000 were held on the non-performing loans considered to be impaired. In addition to five loans and leases totaling $2,422,000 that are included in the $18,023,000 of non-performing loans and leases that have been modified and considered troubled debt restructures, there were eighteen loans and leases totaling $17,981,000 that were modified and considered troubled debt restructures. All of the loans and leases considered troubled debt restructures are considered impaired and have been evaluated accordingly. There were no loans or leases considered troubled debt restructures as of September 30, 2008.

Other Real Estate Owned
At September 30, 2009, the Company had fifteen other real estate owned (“OREO”) properties totaling $3,484,000. This compares to three properties totaling $2,158,000 at December 31, 2008 and no OREO at September 30, 2008. At June 30, 2009, the Company had twelve OREO properties with a net balance of $3,347,000. During the third quarter of 2009, the Company sold one property for a slight gain and added four properties with loan balances totaling $1,168,000. The four properties added during the quarter were simultaneously written down to fair value by $159,000 leaving a net value of $1,009,000.

The Company periodically obtains property valuations to determine whether the recorded book value is considered fair value. During the third quarter of 2009, this valuation process resulted in the Company reducing the book value of the properties and as a result added $721,000 to the OREO reserve. At June 30, 2009, the OREO reserve was $300,000. The resulting write-downs during the quarter reduced the reserve balance to zero at September 30, 2009, as the Company believes that all fifteen properties are carried at fair value.

Deposits and Borrowed Funds
Total deposits as of September 30, 2009 increased $29,012,000 (6.7%) to $464,917,000 from $435,905,000 as of September 30, 2008, and increased $27,856,000 (6.4%) from $437,061,000 as of December 31, 2008 and $15,308,000 (3.4%) as of June 30, 2009.

“We’re excited about the opportunities that our Company is seeing in the marketplace and that is reflected in this quarter’s growth in deposits,” said David Taber, President and CEO of American River Bankshares. “We’ve been successful in focusing our front line employees on providing excellent client service and as a result, it has given them the confidence to continue to bring in new relationships.”

Page 6 of Page 13

Noninterest-bearing deposits decreased $1,813,000 (1.5%) to $118,418,000 as of September 30, 2009 from $120,231,000 as of September 30, 2008, decreased $725,000 (0.6%) from $119,143,000 as of December 31, 2008 and increased $3,382,000 (2.9%) from $115,036,000 as of June 30, 2009. Interest-bearing deposits increased $30,825,000 (9.8%) to $346,499,000 as of September 30, 2009 from $315,674,000 as of September 30, 2008 and increased $28,581,000 (9.0%) from $317,918,000 as of December 31, 2008 and increased $11,926,000 (3.6%) from $334,573,000 as of June 30, 2009. Other borrowings, which include both short- and long-term borrowings, decreased $39,373,000 (53.7%) to $34,000,000 as of September 30, 2009 from $73,373,000 as of September 30, 2008, decreased $23,231,000 (40.6%) from $57,231,000 at December 31, 2008, and decreased $2,000,000 (5.6%) from $36,000,000 as of June 30, 2009.

Noninterest Income and Expense
Noninterest income for the third quarter of 2009 increased $151,000 (33.9%) to $597,000 from $446,000 for the third quarter of 2008 and for the nine months ended September 30, 2009 increased $86,000 (5.1%) to $1,756,000 from $1,670,000 for the nine months ended September 30 2008. The increase during the third quarter of 2009 compared to 2008 was primarily related to gains on security sales. During the third quarter of 2009, the Company sold most of its municipal bonds where the municipality was insured by insurance companies that were no longer rated investment grade. The Company reinvested the proceeds into GNMA securities. During the third quarter of 2009, the Company recorded gains on investment sales of $93,000 while, in comparison, the Company recognized a $233,000 impairment loss on its FNMA preferred stock during the third quarter of 2008. In addition, during the third quarter of 2009, the Company experienced an increase in service charges on deposit accounts ($78,000 or 40.8%) compared to the third quarter of 2008. During the same period the Company recorded decreases from fees on residential lending ($72,000 compared to zero) and lower income from bank owned life insurance ($40,000 or 38.8%).

Noninterest expense for the third quarter of 2009 increased $574,000 (15.5%) to $4,268,000 from $3,694,000 for the third quarter of 2008 and for the nine months ended September 30, 2009 increased $1,143,000 (10.4%) to $12,108,000 from $10,965,000 for the nine months ended September 30, 2008. Much of this increase is related to an increase in costs associated with the Company’s OREO. The total OREO expense for the three months ended September 30, 2009 was $760,000 compared to zero for the same period in 2008. In addition, FDIC insurance increased by $130,000 from $36,000 for the three months ended September 30, 2008 to $166,000 in 2009. These cost increases were partially offset by reductions in salaries and benefits. Total salaries and benefits decreased in the third quarter of 2009 by $317,000 (15.1%) from the third quarter of 2008. Most of this decrease resulted from a reduction in the number of full-time equivalent employees and a reduction in the Company’s performance based incentive accrual. The total OREO expense for the nine months ended September 30, 2009 was $1,318,000 compared to zero for the same period in 2008. In addition, FDIC insurance increased by $512,000 from $63,000 for the nine months ended September 30, 2008 to $575,000 in 2009. Total salaries and benefits decreased in 2009 by $712,000 (11.5%) from 2008.

The fully taxable equivalent efficiency ratio for the third quarter of 2009 increased to 63.71% from 49.76% for the third quarter of 2008 and for the nine months ended September 30, 2009 increased to 58.72% from 50.20% for the nine months ended September 30, 2008.

Income Taxes
Income taxes for the third quarter of 2009 decreased $753,000 (63.7%) to $429,000 from $1,182,000 for the third quarter of 2008 and for the nine months ended September 30, 2009, income taxes decreased $3,034,000 (85.9%) from $3,531,000 to $497,000. The effective tax rate for the quarter ended September 30, 2009 was 34.2%, a decrease from 38.0% during the third quarter of 2008 and for the nine months ended September 30, 2009 was 26.1%, down from the 38.1% during the first nine months of 2008. The lower effective tax rate in 2009 results from the Company realizing the benefits of tax free income related to such items as municipal bonds and bank owned life insurance against an overall lower amount of taxable income.

Page 7 of Page 13

Capital
Total shareholders’ equity at September 30, 2009 was $63,886,000, up $2,292,000 (3.7%) from $61,594,000 at September 30, 2008, up $439,000 (0.7%) from $63,447,000 at December 31, 2008, and up $1,610,000 (2.6%) from $62,276,000 at June 30, 2009. The Company’s subsidiary, American River Bank, remains above the well-capitalized regulatory guidelines. At September 30, 2009, American River Bank’s leverage ratio was 8.55%, the Tier 1 risk based ratio was 11.15% and the Total Risk Based Capital ratio was 12.41%. These ratios were all up from one year ago. At September 30, 2008, American River Bank’s leverage ratio was 7.98%, the Tier 1 risk based ratio was 9.83% and the Total Risk Based Capital ratio was 11.08%.

Performance Metrics
Performance measures for the third quarter of 2009 (annualized): the Return on Average Assets (ROAA) was 0.59%, Return on Average Equity (ROAE) was 5.22% and Return on Average Tangible Equity (ROATE) was 7.17% compared to the ROAA of 1.32%, ROAE of 12.51% and ROATE of 17.43%, during the third quarter of 2008. For the nine months ended September 30, 2009, the Company had a ROAA of 0.33%, ROAE of 2.96% and ROATE of 4.05% compared to a ROAA of 1.33%, ROAE of 12.63% and ROATE of 17.70% for the nine months ended September 30, 2008.

Earnings Conference Call
The third quarter earnings conference call will be held Thursday, October 22, 2009 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (877) 584-2599 and entering the Conference ID # 36117681. A recording of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares
American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

Page 8 of Page 13

American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

	September 30 2009	December 31 2008	September 30 2008
ASSETS
Cash and due from banks	$54,304,000	$15,170,000	$17,258,000
Federal funds sold	—	—	—
Interest-bearing deposits in banks	—	4,248,000	4,941,000
Investment securities	84,270,000	91,621,000	94,499,000
Loans and leases:
Real estate	289,856,000	300,934,000	301,726,000
Commercial	79,332,000	90,625,000	100,888,000
Lease financing	4,161,000	4,475,000	3,775,000
Other	22,181,000	22,811,000	21,245,000
Deferred loan and lease originations fees, net	(642,000)	(571,000)	(540,000)
Allowance for loan and lease losses	(7,572,000)	(5,918,000)	(6,183,000)

Total loans and leases, net	387,316,000	412,356,000	420,911,000

Bank premises and equipment	2,168,000	2,115,000	2,028,000
Goodwill and intangible assets	17,029,000	17,228,000	17,299,000
Other real estate owned	3,484,000	2,158,000	716,000
Accrued interest receivable and other assets	17,566,000	18,261,000	19,016,000

	$566,137,000	$563,157,000	$576,668,000

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$118,418,000	$119,143,000	$120,231,000
Interest checking	45,084,000	45,581,000	46,460,000
Money market	126,627,000	105,919,000	112,080,000
Savings	34,404,000	33,438,000	36,519,000
Time deposits	140,384,000	132,980,000	120,615,000

Total deposits	464,917,000	437,061,000	435,905,000

Short-term borrowings	17,000,000	43,231,000	56,873,000
Long-term borrowings	17,000,000	14,000,000	16,500,000
Accrued interest payable and other liabilities	3,334,000	5,418,000	5,796,000

Total liabilities	502,251,000	499,710,000	515,074,000
Total shareholders’ equity	63,886,000	63,447,000	61,594,000

	$566,137,000	$563,157,000	$576,668,000

Ratios:
Nonperforming loans and leases to total loans and leases	4.56%	1.49%	1.97%
Net chargeoffs to average loans and leases (annualized)	1.43%	0.42%	0.20%
Allowance for loan and lease loss to total loans and leases	1.92%	1.41%	1.45%

American River Bank Capital Ratios:
Leverage Ratio	8.55%	8.40%	7.98%
Tier 1 Risk-Based Capital Ratio	11.15%	10.35%	9.83%
Total Risk-Based Capital Ratio	12.41%	11.60%	11.08%

Page 9 of Page 13

American River Bankshares
Condensed Consolidated Statement of Operations (Unaudited)

	Third Quarter 2009	Third Quarter 2008	% Change	For the Nine Months Ended September 30,		% Change
				2009	2008

Interest income	$7,163,000	$8,604,000	(16.7%)	$22,235,000	$25,434,000	(12.6%)
Interest expense	1,235,000	1,862,000	(33.7%)	3,950,000	5,955,000	(33.7%)

Net interest income	5,928,000	6,742,000	(12.1%)	18,285,000	19,479,000	(6.1%)

Total noninterest income	597,000	446,000	33.9%	1,756,000	1,670,000	5.1%
Provision for loan and lease losses	1,001,000	381,000	162.7%	6,030,000	908,000	564.1%
Total noninterest expense	4,268,000	3,694,000	15.5%	12,108,000	10,965,000	10.4%

Income before provision for income taxes	1,256,000	3,113,000	(59.7%)	1,903,000	9,276,000	(79.5%)
Provision for income taxes	429,000	1,182,000	(63.7%)	497,000	3,531,000	(85.9%)

Net income	$827,000	$1,931,000	(57.2%)	$1,406,000	$5,745,000	(75.5%)

Basic earnings per share	$0.14	$0.33	(57.6%)	$0.24	$0.99	(75.8%)
Diluted earnings per share	$0.14	$0.33	(57.6%)	$0.24	0.98	(75.5%)

Average diluted shares outstanding	5,859,536	5,808,514		5,847,955	5,836,430

Net interest margin as a percentage of average earning assets	4.91%	5.14%		4.96%	5.02%

Operating Ratios (annualized):
Return on average assets	0.59%	1.32%		0.33%	1.33%
Return on average equity	5.22%	12.51%		2.96%	12.63%
Return on average tangible equity	7.17%	17.43%		4.05%	17.70%
Efficiency ratio (fully taxable equivalent)	63.71%	49.76%		58.72%	50.20%

Share and earnings per share data have been adjusted for a 5% stock dividend in 2008

Page 10 of Page 13

American River Bankshares
Condensed Consolidated Statement of Operations (Unaudited)
Trailing Four Quarters

	Third Quarter 2009	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008

Interest income	$7,163,000	$7,321,000	$7,751,000	$8,119,000
Interest expense	1,235,000	1,303,000	1,412,000	1,673,000

Net interest income	5,928,000	6,018,000	6,339,000	6,446,000
Total noninterest income	597,000	649,000	510,000	498,000
Provision for loan and lease losses	1,001,000	3,800,000	1,229,000	835,000
Total noninterest expense	4,268,000	4,239,000	3,601,000	3,236,000

Income before provision for (benefit from) income taxes	1,256,000	(1,372,000)	2,019,000	2,873,000
Provision for (benefit from) income taxes	429,000	(668,000)	736,000	1,047,000

Net income (loss)	$827,000	$(704,000)	$1,283,000	$1,826,000

Basic earnings (loss) per share	$0.14	$(0.12)	$0.22	$0.32
Diluted earnings (loss) per share	$0.14	$(0.12)	$0.22	$0.32

Average diluted shares outstanding	5,859,536	5,797,533	5,824,407	5,794,733
Shares outstanding-end of period	5,797,533	5,797,533	5,797,533	5,792,283

Net interest margin as a percentage of average earning assets	4.91%	4.87%	5.08%	5.04%

Operating Ratios (annualized):
Return on average assets	0.59%	(0.50%)	0.90%	1.28%
Return on average equity	5.22%	(4.41%)	8.15%	11.71%
Return on average tangible equity	7.17%	(6.01%)	11.16%	16.23%
Efficiency ratio (fully tax equivalent)	63.17%	61.81%	50.97%	45.03%

Share and earnings per share data have been adjusted for a 5% stock dividend in 2008

Page 11 of Page 13

American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

Three months ended September 30,	2009			2008
ASSETS	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
Loans and leases	$399,739,000	$6,302,000	6.25%	$414,492,000	$7,283,000	6.99%
Taxable investment securities	62,845,000	635,000	4.01%	81,101,000	984,000	4.83%
Tax-exempt investment securities	21,494,000	291,000	5.37%	28,101,000	371,000	5.25%
Corporate stock	32,000	—	—	169,000	5,000	11.77%
Federal funds sold	—	—	—	177,000	1,000	2.25%
Interest-bearing deposits in banks	570,000	6,000	4.18%	4,941,000	52,000	4.19%

Total earning assets	$484,680,000	$7,234,000	5.92%	$528,981,000	$8,696,000	6.54%

Cash & due from banks	41,026,000			19,224,000
Other assets	41,763,000			39,822,000
Allowance for loan & lease losses	(8,019,000)			(6,176,000)

	$559,450,000			$581,851,000

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$164,654,000	$366,000	0.88%	$162,985,000	$454,000	1.11%
Savings	35,879,000	64,000	0.71%	37,798,000	95,000	1.00%
Time deposits	138,836,000	567,000	1.62%	123,554,000	866,000	2.79%
Other borrowings	35,543,000	238,000	2.66%	64,423,000	447,000	2.76%

Total interest bearing liabilities	$374,912,000	$1,235,000	1.31%	$388,760,000	$1,862,000	1.91%

Noninterest bearing demand deposits	117,594,000			125,905,000
Other liabilities	4,125,000			5,770,000

Total liabilities	496,631,000			520,435,000
Shareholders’ equity	62,819,000			61,416,000

	$559,450,000			$581,851,000

Net interest income & margin		$5,999,000	4.91%		$6,834,000	5.14%

Page 12 of Page 13

American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

Nine months ended September 30,	2009			2008
ASSETS	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
Loans and leases	$409,425,000	$19,384,000	6.33%	$407,723,000	$21,472,000	7.03%
Taxable investment securities	63,679,000	2,046,000	4.30%	84,148,000	2,946,000	4.68%
Tax-exempt investment securities	24,468,000	981,000	5.36%	27,463,000	1,074,000	5.22%
Corporate stock	29,000	6,000	27.66%	216,000	22,000	13.61%
Federal funds sold	14,000	—	—	541,000	9,000	2.22%
Interest-bearing deposits in banks	2,144,000	59,000	3.68%	4,942,000	176,000	4.76%

Total earning assets	$499,759,000	$22,476,000	6.01%	$525,033,000	$25,699,000	6.54%

Cash & due from banks	33,611,000			19,106,000
Other assets	41,948,000			39,136,000
Allowance for loan & lease losses	(6,669,000)			(6,055,000)

	$568,649,000			$577,220,000

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$156,950,000	$1,007,000	0.86%	$166,744,000	$1,522,000	1.22%
Savings	33,907,000	172,000	0.68%	36,671,000	245,000	0.89%
Time deposits	137,464,000	1,897,000	1.85%	121,475,000	2,855,000	3.14%
Other borrowings	55,646,000	874,000	2.10%	57,747,000	1,333,000	3.09%

Total interest bearing liabilities	$383,967,000	$3,950,000	1.38%	$382,637,000	$5,955,000	2.08%

Noninterest bearing demand deposits	115,769,000			127,601,000
Other liabilities	5,338,000			6,211,000

Total liabilities	505,074,000			516,449,000
Shareholders’ equity	63,575,000			60,771,000

	$568,649,000			$577,220,000

Net interest income & margin		$18,526,000	4.96%		$19,744,000	5.02%

Page 13 of Page 13